Exhibit 99.1
FOR IMMEDIATE RELEASE
PREMIER EXHIBITIONS REPORTS RECORD
FOURTH QUARTER AND YEAR-END RESULTS
ATLANTA, GA — June 1, 2006, Premier Exhibitions, Inc. (OTCBB: PXHB), a worldwide developer and provider of museum quality touring exhibitions, today reported revenue of $4,003,000 for the fourth quarter ended February 28, 2006, which represents a 142% increase from the $1,653,000 in revenue reported for the same quarter of the prior fiscal year, and a 44% increase compared with the prior quarter of $2,772,000. The Company also reported net income for the quarter of $2,883,000 or $0.10 per share on a diluted basis from a loss of ($974,000) or ($0.05) per share on a diluted basis when compared to the quarter of the prior fiscal year. The net income in the fourth quarter and the fiscal year included an income tax benefit of $2,100,000. The Company’s income from operations for the fourth quarter was $716,000.
For the fiscal year ended February 28, 2006, revenues increased 90% from $6,857,000 to $13,041,000, and net income increased to $4,948,000 or $0.18 per fully diluted share, from a loss of ($1,475,000) or ($0.07) per diluted share, when compared to the prior fiscal year. Complete details of the Company’s financial statements are available at www.sec.gov or by contacting the Company’s investor relations firm below.
Conference Call Details
Premier Exhibitions, Inc. will hold a conference call on Thursday, June 1, 2006 at 11:00 a.m. EDT. To participate in the conference call U.S. Participants should dial: (800)-458-9009 and International callers should dial: 00-1-719-457-2623.
About Premier Exhibitions
Premier Exhibitions, Inc. is a major provider of museum quality touring exhibitions throughout the world.
Certain of the above statements contained in this press release are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company has based these forward-looking statements on its current expectations and projections about future events, based on the information currently available to it. The forward-looking statements include statements relating to the Company’s anticipated financial performance, business prospects, new developments, new strategies and similar matters. The following important factors, in addition to those described in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended February 28, 2006, especially in the Risk Factors and the Management’s Discussion and Analysis sections, and its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K (each of which is available upon request from the Company), may affect the future results of the Company and cause those results to differ materially from those expressed in the forward-looking statements; material adverse changes in the economic conditions in the Company’s markets, including terrorist attacks, competition from others, how much capital the Company may or may not receive from required financings, and whether or not, and to what extent, the Company consummates its planned leases to place exhibitions. We disclaim any obligation to update these forward-looking statements.

For additional Information:
Investor Relations
North Coast Advisors Inc:
Craig T. Stewart (585) 218-7371
cstewart@ncainc.com
Media Inquiries at Premier Exhibitions, Inc:
Katherine Morgenstern 404-842-2600
kmorganstern@prxi.com
Premier Exhibitions, Inc. and Subsidiaries
Consolidated Statements of Operations

	Quarter Ended February 28,		Year Ended February 28,
	2005	2006	2005	2006

Revenue:
Exhibition revenues	$1,275,000	$3,678,000	$6,320,000	$12,217,000
Merchandise and other	376,000	311,000	507,000	722,000
Sale of coal	2,000	14,000	30,000	102,000

Total revenue	1,653,000	4,003,000	6,857,000	13,041,000

Expenses:
General and administrative	1,103,000	2,543,000	4,397,000	6,620,000
Depreciation and amortization	70,000	307,000	378,000	911,000
Exhibition costs	851,000	355,000	2,891,000	2,672,000
Cost of merchandise sold	233,000	81,000	257,000	102,000
Cost of coal sold	2,000	1,000	9,000	10,000
Litigation settlement	—	—	—	—
Loss on sale of fixed assets	356,000	—	356,000	84,000

Total expenses	2,615,000	3,287,000	8,288,000	10,399,000

Income (loss) from operations	(962,000)	716,000	(1,431,000)	2,642,000

Other income and expenses:
Interest income	1,000	49,000	2,000	85,000
Interest expense	(13,000)	18,000	(46,000)	(47,000)
Other income	—	—	—	168,000

Total other income and expenses	(12,000)	67,000	(44,000)	206,000

Income (loss) before provision for income taxes	(974,000)	783,000	(1,475,000)	2,848,000

Provision (benefit) for income taxes	—	(2,100,000)	—	(2,100,000)

Net income (loss)	$(974,000)	$2,883,000	$(1,475,000)	$4,948,000

Net income (loss) per share:
Basic income (loss) per common share	$(0.05)	$0.11	$(0.07)	$0.21

Diluted income (loss) per common share	$(0.05)	$0.10	$(0.07)	$0.18

Shares used in basic per share calculations	20,818,898	26,132,581	20,818,898	24,081,186

Shares used in diluted per share calculations	20,818,898	30,211,980	20,818,898	28,230,491